Exhibit 99.1

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements have been derived from the historical financial statements of Progressive Gaming International Corporation and Subsidiaries (“Progressive” or the “Company”) to give effect to the sale of the Company’s table games division (“TGD”) and the disposal of the Company’s remaining slot operations (collectively, the “Discontinued Operations”). The sale of the TGD to Shuffle Master, Inc. was completed on September 28, 2007. During June 2007, the Company entered into two arrangements to sell its remaining slot route and slot inventory to Reel Games, Inc.

The pro forma financial statements give effect to the following transactions:

•	The sale of the table games division as if it had occurred for balance sheet purposes as of June 30, 2007 and for statement of operations purposes on January 1, 2004; and

•	The sale of the slot division as if it occurred for balance sheet purposes as of June 30, 2007 and for statement of operations purposes on January 1, 2004.

Since the pending sales of the table games division and the slot inventory met the criteria for discontinued operations as of June 30, 2007, they were reflected as discontinued operations in the statements of operations for the six months ended June 30, 2007 and 2006 included in the Company’s quarterly report on Form 10-Q filed on August 9, 2007. Accordingly, the Company has not presented the June 30, 2007 and 2006 interim statements of operations herein.

Certain pro forma adjustments described in the accompanying notes are based on estimates and various assumptions that the Company believes are reasonable under the circumstances. The pro forma information below is provided for informational purposes only and is not necessarily indicative of what the actual financial position or results of operations of the Company would have been had the transactions actually occurred on the dates indicated, nor is it necessarily indicative of the consolidated financial position or results of operations of the Company that may be expected in the future.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements, including the notes thereto, as of and for the year ended December 31, 2006 and for the years ended December 31, 2005 and 2004 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and as of and for the six months ended June 30, 2007 contained in its quarterly report on Form 10-Q for the quarter ended June 30, 2007, and related Management’s Discussion and Analysis of Financial Condition and Results of Operations.

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2007

(amounts in thousands)

	As Reported	Adjustments		As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$4,253	$20,400	(a)	$24,653
Accounts receivable, net	12,419	(39	) (b)	12,380
Contract sales receivable, net	6,090	(374	) (c)	5,716
Inventories, net	6,756	—		6,756
Prepaid expenses	2,841	—		2,841
Current assets of discontinued operations	1,558	(1,558	) (d)	—

Total current assets	33,917	18,429		52,346

Contract sales and notes receivable, net	45	2,800	(e)	2,845

Property and equipment, net	4,122	—		4,122
Intangible assets, net	28,065	—		28,065
Goodwill	43,592	—		43,592
Noncurrent assets of discontinued operations	20,892	(20,892	) (d)	—
Other assets	13,572	—		13,572
Deferred tax asset	6,346	(6,346	) (f)	—

Total assets	$150,551	$(6,009)		$144,542

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$9,449	$—		$9,449
Customer deposits	2,208	—		2,208
Current portion of long-term debt and notes payable	3,030	—		3,030
Accrued liabilities	8,839	1,500	(g)	10,339
Deferred revenues and license fees	3,648	—		3,648
Current liabilities of discontinued operations	1,914	1,300	(h)	3,214

Total current liabilities	29,088	2,800		31,888

Long-term debt and notes payable, net	65,435	—		65,435
Noncurrent liabilities of discontinued operations	7,413	(7,095	) (f)	318
Other long-term liabilities	4,035	—		4,035
Deferred tax liability	—	749	(f)	749

Total liabilities	105,971	(3,546)		102,425

Commitments and contingencies

Stockholders’ equity:
Common stock	3,491	—		3,491
Additional paid-in capital	231,682	—		231,682
Other comprehensive income	4,626	—		4,626
Accumulated deficit	(193,472)	(2,463	) (i)	(195,935)

Subtotal	46,327	(2,463)		43,864
Less treasury stock	(1,747)	—		(1,747)

Total stockholders’ equity	44,580	(2,463)		42,117

Total liabilities and stockholders’ equity	$150,551	$(6,009)		$144,542

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2006

(amounts in thousands except per share amounts)

	As Reported	Adjustments	As Adjusted
Revenues	$69,509	$(14,840)	$54,669

Cost of revenues	34,159	(6,464)	27,695

Gross profit	35,350	(8,376)	26,974

Operating expenses:
Selling, general and administrative expense	41,836	(4,779)	37,057
Research and development	13,005	(2,055)	10,950
Depreciation and amortization	9,301	(2,404)	6,897

Total operating expenses	64,142	(9,238)	54,904

Operating loss	(28,792)	862	(27,930)
Interest expense, net	(7,832)	—	(7,832)

Loss from continuing operations before income tax benefit	(36,624)	862	(35,762)

Income tax benefit	—	—	—

Net loss	$(36,624)	$862	$(35,762)

Weighted average common shares:
Basic and diluted	34,527		34,527

Basic and diluted loss per share	$(1.06)		$(1.04)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

(amounts in thousands except per share amounts)

	As Reported	Adjustments	As Adjusted
Revenues	$78,221	$(28,772)	$49,449

Cost of revenues	36,106	(9,158)	26,948

Gross profit	42,115	(19,614)	22,501

Operating expenses:
Selling, general and administrative expense	28,652	(3,745)	24,907
Research and development	8,060	(889)	7,171
Depreciation and amortization	4,894	(2,858)	2,036
Net gain on disposition of non-core assets	(2,536)	—	(2,536)
Gain on sale of core intellectual property	(2,500)	—	(2,500)

Total operating expenses	36,570	(7,492)	29,078

Operating income (loss)	5,545	(12,121)	(6,576)
Interest expense, net	(8,535)	—	(8,535)
Loss on early retirement of debt	(2,993)	—	(2,993)

Loss from continuing operations before income tax benefit	(5,983)	(12,121)	(18,104)

Income tax benefit	—	—	—

Net loss	$(5,983)	$(12,121)	$(18,104)

Weighted average common shares:
Basic and diluted	25,124		25,124

Basic and diluted loss per share	$(0.24)		$(0.72)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

(amounts in thousands except per share amounts)

	As Reported	Adjustments	As Adjusted
Revenues	$96,374	$(39,750)	$56,624

Cost of revenues	42,882	(10,440)	32,442

Gross profit	53,492	(29,310)	24,182

Operating expenses:
Selling, general and administrative expense	27,595	(3,193)	24,402
Slot rent expense	1,204	(1,204)	—
Research and development	6,102	(648)	5,454
Depreciation and amortization	8,908	(6,623)	2,285

Total operating expenses	43,809	(11,668)	32,141

Operating income (loss)	9,683	(17,642)	(7,959)
Interest expense, net	(9,489)	—	(9,489)

Income (loss) from continuing operations before income tax benefit	194	(17,642)	(17,448)

Income tax benefit	65	—	65

Net income (loss)	$259	$(17,642)	$(17,383)

Weighted average common shares:
Basic	21,884		21,884

Diluted	22,359		21,884

Basic and diluted earnings (loss) per share	$0.01		$(0.79)

See accompanying notes to pro forma condensed consolidated financial statements.

Progressive Gaming International Corporation

Notes to Unaudited Pro Forma Condensed Consolidated

Financial Statements for the Sale of the

Table Games Division and the Slot Division

(in thousands, except per share amounts)

The following notes to the unaudited pro forma condensed consolidated financial statements give effect to the sale of the Discontinued Operations as if they occurred for balance sheet purposes as of June 30, 2007 and for statement of operations purposes on January 1, 2004.

1.	The following is a brief description of the adjustments to the pro forma condensed consolidated balance sheet to reflect the sales of the table games division and the slot division as if they had occurred on June 30, 2007:

(a)	Contractual cash proceeds to be received at closing of TGD sale, before working capital adjustments for table games billings that occurred after June 30, 2007

(b)	Settlement adjustments related to TGD sale

(c)	Adjustment to recognize the sale of the slot inventory, net of settlement adjustments related to TGD sale

(d)	Adjustments to reflect the sale of assets held for sale

(e)	Net present value of minimum fixed earnout proceeds to be received from the sale of the TGD. The receipt of these proceeds is not contingent upon any future performance obligations of the Company.

(f)	Reflects the adjustments related to the deferred tax liabilities and assets associated with sale of the table games division.

(g)	Estimated transaction costs of the TGD sale

(h)	Contract termination costs associated with the TGD sale

(i)	The Company had previously recorded impairment charges to the assets held for sale based upon the expected proceeds to be received for the sale transactions. The pro forma adjustment reflects additional transaction costs and other adjustments related to assets and liabilities to be sold of $2,463.

2.	The adjustments columns included in the Unaudited Pro Forma Condensed Consolidated Statements of Operations reflect the historical results of the Table Games and Slot divisions (the “Divisions”) for the periods presented. Such historical results reflect the actual results of operations of the Divisions, including direct costs and overhead which has been eliminated in connection with the disposal of these Divisions.

The revenues of the Table Games and Slot divisions included in the Unaudited Pro Forma Condensed Consolidated Statements of Operations were as follows for each of the periods presented:

Fiscal Year Ended December 31,	Slot Games Division(a)	Table Games Division(a)	Total
2006	$ 3,230	$11,610(b)	$14,840
2005	9,975	18,797	28,772
2004	24,372	15,378	39,750

(a) Amounts include recurring revenues and one-time intellectual property licensing revenues.

(b) Amount includes the one-time intellectual property licensing transaction to Shuffle Master, Inc. for $3.5 million.

The Cost of Revenues and Operating Expenses reported in the Unaudited Pro Forma Condensed Consolidated Statements of Operations include shared costs across both the Table Games and Slot divisions.